UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2008

HD PARTNERS ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32890	20-3893077
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2601 Ocean Park Boulevard
Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 209-8308

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))CFR 240.13e-4(c))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

Item 8.01 Other Events

HD Partners Acquisition Corporation (“the Company”) today held its Special Meeting of Stockholders to vote on the proposed acquisition by the Company of the professional racing assets of the National Hot Rod Association. At the Special Meeting, the acquisition proposal was not approved by the Company’s stockholders. Pursuant to its charter and the terms of its initial public offering, the Company is not permitted to pursue any other transactions; the Company will shortly begin the process of liquidating and dissolving itself in accordance with its charter and applicable law. As a result, it expects that the amounts held in its trust account, together with interest (net of applicable taxes), will be returned to the Company’s public stockholders. No payments will be made in respect of the Company’s outstanding warrants or to any of its initial stockholders with respect to the shares owned by them prior to the initial public offering. The Company intends to prepare and mail to its stockholders a proxy statement seeking approval to effect the liquidation and dissolution.  The Company will proceed to liquidate and stockholders will not need to tender their shares of stock to the transfer agent until the plan of liquidation is approved by the Company and its stockholders.

A copy of the Company’s press release dated January 31, 2008 is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 31, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   January 31, 2008

HD PARTNERS ACQUISITION CORPORATION

By:	/s/ Steven Cox
Steven Cox
Executive Vice President